STATE STREET RESEARCH INSTITUTIONAL FUNDS

                       AGREEMENT AND DECLARATION OF TRUST


     This AGREEMENT AND DECLARATION OF TRUST made at Boston, Massachusetts, this 3rd day of March, 1999, by the Trustees hereunder, and by the holders of shares of beneficial interest to be issued hereunder as provided herein.

     WITNESSETH that

     WHEREAS, this Trust has been formed to carry on the business of an investment company; and

     WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferable shares in accordance with the provisions hereinafter set forth.

     NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

                                    ARTICLE I
                              Name and Definitions

Name

     Section 1. This Trust shall be known as "State Street Research Institutional Funds", and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Definitions

     Section 2. Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) The "Trust" refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time;

     (b) "Trustees" refers to the Trustees of the Trust named herein or elected in accordance with Article IV;

     (c) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one series or class of Shares is authorized by the Trustees, the equal proportionate transferable units into which each series or class of Shares shall be divided from time to time;

     (d) "Shareholder" means a record owner of Shares;

     (e) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

     (f) The terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Principal Underwriter" and "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) shall have the meanings given them in the 1940 Act;

     (g) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time;

     (h) "Bylaws" shall mean the Bylaws of the Trust as amended from time to time;

     (i) The term "series" or "series of Shares" refers to the one or more separate investment portfolios of the Trust into which the assets and liabilities of the Trust may be divided and the Shares of the Trust representing the beneficial interest of Shareholders in such respective portfolios; and

     (j) The term "class" or "class of Shares" refers to the division of Shares into two or more classes as provided in Article III, Section 1 hereof.

                                   ARTICLE II
                                Purpose of Trust

     The purpose of the Trust is to provide investors a managed investment primarily in securities, debt instruments and other instruments and rights of a financial character.

                                   ARTICLE III
                                     Shares

Division of Beneficial Interest

     Section 1. The Shares of the Trust shall be issued in one or more series as the Trustees may, without shareholder approval, authorize. Each series shall be preferred over all other series in respect of the assets allocated to that series within the meaning of the 1940 Act and shall represent a separate investment portfolio of the Trust. The beneficial interest in each series shall at all times be divided into Shares, without par value, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the series with each other Share of the same series, none having priority or preference over another. The Trustees may, without shareholder approval, divide the Shares of any series into two or more classes, Shares of each such class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine from time to time. The number of Shares authorized shall be unlimited. The Trustees may from time to time divide or combine the Shares of any series or class into a greater or lesser number without thereby changing the proportionate beneficial interest in the series or class.

Ownership of Shares

     Section 2. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each series and class and as to the number of Shares of each series and class held from time to time by each Shareholder.

Investment in the Trust

     Section 3. The Trustees shall accept investments in the Trust from such persons and on such terms and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they or the Bylaws from time to time authorize.

     All consideration received by the Trust for the issue or sale of Shares of each series, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of Shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust and are herein referred to as "assets of" such series.

No Preemptive Rights

     Section 4. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

Status of Shares and Limitation of Personal Liability

     Section 5. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust or the Bylaws. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and the Bylaws and to have become a party thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Powers of Trustees to Change Provisions Relating to Shares

     Section 6. Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Trustees to amend the Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust for the purpose of (i) responding to or complying with any regulations, orders, rulings or interpretations of any governmental agency or any laws, now or hereafter applicable to the Trust, or (ii) designating and establishing series and classes in addition to the series and classes established in Section 7 of this Article III; provided that before adopting any such amendment without Shareholder approval the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders. The establishment and designation of any series or class of Shares in addition to the series and classes established and designated in Section 7 of this Article III shall be effective upon the execution by a majority of the then Trustees of an amendment to this Declaration of Trust, taking the form of a complete restatement or otherwise, setting forth such establishment and designation and the relative rights and preferences of such series or class, as the case may be, or as otherwise provided in such instrument.

     Without limiting the generality of the foregoing, the Trustees may take any of the following actions from time to time (which actions may be taken by amendment to this Declaration of Trust or otherwise, unless an amendment to this Declaration of Trust is specifically required by applicable law or by the terms of this Declaration of Trust):

     i. create one or more series or classes of Shares (in addition to any series or classes already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Trustees shall determine and reclassify any or all outstanding Shares as shares of particular series or classes in accordance with such eligibility requirements;

     ii.   amend any of the provisions set forth in Section 7 of this Article
           III;

     iii. combine one or more series or classes of Shares into a single series or class on such terms and conditions as the Trustees shall determine;

     iv. change or eliminate any eligibility requirements for investment in Shares of any series or class, including without limitation the power to provide for the issue of Shares of any series or class in connection with any merger or consolidation of the Trust with another trust or company or any acquisition by the Trust of part or all of the assets of another trust or company;

     v.    change the designation of any series or class of Shares;

     vi. change the method of allocating dividends among the various series and classes of Shares;

     vii. allocate any specific assets or liabilities of the Trust or any specific items of income or expense of the Trust to one or more series or classes of Shares; and

     viii. specifically allocate assets to any or all series or classes of Shares or create one or more additional series or classes of Shares which are preferred over all other series or classes of Shares in respect of assets specifically allocated thereto or any dividends paid by the Trust with respect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise and provide for any special voting or other rights with respect to such series or classes.

Establishment and Designation of Series

     Section 7. Without limiting the authority of the Trustees set forth in
Section 6, inter alia, to establish and designate any further series or classes or to modify the rights and preferences of any series, each series set forth on
Schedule I hereto (as may be amended from time to time by the Trustees) shall be, and are hereby, established and designated. In addition, with respect to each such series, the Class I Shares, Class II Shares, Class III Shares and Class IV Shares, which each such series may issue from time to time, shall be, and are hereby, established and designated, which classes shall have the respective rights and preferences as may be determined from time to time by the Trustees.

Shares of each series (or class, as the case may be) established in this Section 7 shall have the following relative rights and preferences, and every other series (or class) established by the Trustees from time to time shall also have the following rights and preferences unless different rights and preferences are established by the Trustees for such series (or class):

     i Assets belonging to Series. All consideration received by the Trust for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust.
           Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular series shall belong to that series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes.

     ii. Liabilities Belonging to Series. The assets belonging to each particular series shall be charged solely with the liabilities of the Trust in respect to that series, expenses, costs, charges and reserves attributable to that series, and any general liabilities of the Trust which are not readily identifiable as belonging to any particular series but which are allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in a manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a series are herein referred to as "liabilities belonging to" that series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all series for all purposes.

     iii. Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Declaration, including, without limitation, Article VI, no dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any series or class) with respect to, nor any redemption or repurchase of, the Shares of any series shall be effected by the Trust other than from the assets belonging to such series, nor shall any Shareholder of any particular series otherwise have any right or claim against the assets belonging to any other series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other series.

     iv. Voting. Notwithstanding any of the other provisions of this Declaration, including, without limitation, Section 1 of Article V, the Shareholders of any particular series or class shall not be entitled to vote on any matters as to which such series or class is not affected except as otherwise required by the 1940 Act or other applicable law. On any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted by individual series, unless otherwise required by the 1940 Act or other applicable law.

     v. Equality. All the Shares of each particular class of a series shall represent an equal proportionate interest in the assets allocable to that class, and each Share of any particular series shall be equal to each other Share of that series (subject to the liabilities allocated to each class of that series).

     vi. Fractions. Any fractional Share of a series or class shall carry proportionately all the rights and obligations of a whole share of that series or class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

     vii. Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any series or class shall have the right to exchange said Shares for Shares of one or more other series or class of Shares in accordance with such requirements and procedures as may be established by the Trustees.

     viii. Combination of Series or Classes. The Trustees shall have the authority, without the approval of the Shareholders of any series or class unless otherwise required by applicable law, to combine the assets and liabilities belonging to any two or more series (or the assets allocable to any two or more classes) into assets and liabilities belonging (or allocable) to a single series (or class).

     ix. Elimination of Series or Classes. At any time that there are no Shares outstanding of any particular series or class previously established and designated, the Trustees may amend this Declaration of Trust to abolish that series or class and to rescind the establishment and designation thereof, such amendment to be effected in the manner provided in Section 6 of this Article III.

     x. Assets and Liabilities Allocable to a Class. The assets and liabilities belonging to a series shall be proportionately allocated among all the classes of that series according to the percentage of net assets allocated to each particular class. For purposes of determining the assets and liabilities belonging to a series that are allocable to a class of that series, subject to the provisions of paragraph (vii) of Section 6 of this Article III, expenses shall be accrued in accordance with such procedures as the Trustees may adopt from time to time.

                                   ARTICLE IV
                                  The Trustees

Election

     Section 1. A Trustee may be elected either by the Trustees or by the Shareholders. There shall be not less than three Trustees. The number of Trustees shall be fixed by the Trustees. Each Trustee elected by the Trustees or the Shareholders shall serve until he or she retires, resigns, is removed or dies or until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. At any meeting called for the purpose, a Trustee may be removed by vote of two-thirds of the outstanding shares. The initial Trustee, who shall serve until the first meeting of Shareholders at which Trustees are elected and until his successor is elected and qualified, or until he sooner dies, resigns or is removed shall be Ralph F. Verni.

Effect of Death, Resignation, etc. of a Trustee

     Section 2. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Powers

     Section 3. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders; they may fill vacancies in or add to their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

     Without limiting the foregoing, the Trustees shall have power and authority:

     (a) To invest and reinvest cash, and to hold cash uninvested;

     (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, write options with respect to or otherwise deal in property rights relating to any or all of the assets of the Trust;

     (c) To act as a distributor of shares and as underwriter of, or broker or dealer in, securities and other property;

     (d) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

     (e) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities, including without limitation the pursuit of legal claims arising out of ownership of securities;

     (f) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depositary or a nominee or nominees or otherwise;

     (g) Subject to the provisions of Article III, Section 3, to allocate assets, liabilities, income and expenses of the Trust to a particular series of Shares or to apportion the same among two or more series, provided that any liabilities or expenses incurred by or arising in connection with a particular series of Shares shall be payable solely out of the assets of that series; and to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any classes of Shares, to allocate assets, liabilities, income and expenses of a series to a particular class of Shares of that series or to apportion the same among two or more classes of Shares of that series;

     (h) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

     (i) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

     (j) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

     (k) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

     (l) To borrow funds or other property;

     (m) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

     (n) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability; and

     (o) To pay pensions as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

     (p) In furtherance but not in limitation of (a) above, to enter into forward commitments, futures contracts and swap contracts and to buy and sell options on futures contracts or swap contracts and to buy and or to enter into transactions with respect to any other securities or derivative instruments; and

     (q) To engage in any other lawful act or activity in which corporations organized under the Massachusetts Business Corporations Act may engage.

     The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees. Except as otherwise provided herein or from time to time in the Bylaws, any action to be taken by the Trustees may be taken (A) by a majority of the Trustees present at a meeting of Trustees (a quorum being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time (participation by such means shall for all purposes constitute presence in person at a meeting), or (B) by written consents of a majority of the Trustees then in office (which written consents shall be filed with the records of the meetings of the Trustees and shall be treated for all purposes as a vote taken at a meeting of Trustees).

Payment of Expenses by Trust and by Shareholders

     Section 4. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as the Trustees deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, provided, however, that all expenses, fees, charges, taxes and liabilities incurred or arising in connection with a particular series of Shares shall be payable solely out of the assets of that series and may, as the Trustees from time to time determine, be allocated to a particular class of a series or apportioned among two or more classes of a series.

     The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular series or class, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Ownership of Assets of the Trust

     Section 5. Title to all of the assets of each series of Shares and of the Trust shall at all times be considered as vested in the Trustees.

Advisory, Management and Distribution

     Section 6. Subject to any shareholder approval as may be required by the 1940 Act, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with any corporation, trust, association or other organization (the "Manager"), every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may provide for one or more sub-advisers who shall perform all or part of the obligations of the Manager under such contract and may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. The Trustees may also, at any time and from time to time, contract with the Manager or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

     The fact that:

     (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

     (ii) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or transfer, Shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                    ARTICLE V
                    Shareholders' Voting Powers and Meetings

Voting Powers

     Section 1. Subject to the voting powers of one or more classes of shares as set forth in this Declaration of Trust or in the Bylaws, the Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1, provided, however, that no meeting of Shareholders is required to be called for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Shareholders, (ii) for the removal of Trustees as provided in Article IV, Section 1, to the extent required by the 1940 Act, (iii) with respect to any Manager as provided in
Article IV, Section 6, to the extent required by the 1940 Act, (iv) with respect to any termination of this Trust to the extent and as provided in Article IX,
Section 4, (v) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 9, (vi) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vii) with respect to such additional matters relating to the Trust as may be required by applicable law, this Declaration of Trust, the Bylaws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted in the aggregate as a single class without regard to series or classes of shares, except (1) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more series or classes of Shares materially differently, Shares shall be voted by individual series or class; and (2) when the Trustees have determined that the matter affects only the interests of one or more series or classes, then only Shareholders of such series or classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives notice to the contrary from any one of them in any form as may be permitted by the Bylaws. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares of any series or class are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by Shareholders as to such series or class.

Meetings

     Section 2. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in Article IV, Section 1 of this Declaration of Trust and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder entitled to vote at such meeting at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

Quorum and Required Vote

     Section 3. Thirty percent of Shares entitled to vote on a particular matter shall be a quorum for the transaction of business on that matter at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any series or class shall vote as an individual series or class, then thirty percent of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws, or by the 1940 Act, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any series or class shall vote as an individual series or class, then a majority of the Shares of that series or class voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that series or class is concerned.

Action by Written Consent

     Section 4. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or the Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Additional Provisions

     Section 5. The Bylaws may include further provisions not inconsistent with this Declaration of Trust, regarding Shareholders' voting powers, the conduct of meetings and related matters.

                                   ARTICLE VI
                   Distributions, Redemptions and Repurchases

Distributions

     Section 1. The Trustees may each year, or more frequently if they so determine, distribute to the Shareholders of each series out of the assets of such series such amounts as the Trustees may determine. Any such distribution to the Shareholders of a particular series shall be made to said Shareholders pro rata in proportion to the number of Shares of such series held by each of them, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that series, and any distribution to the Shareholders of a particular class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them. Such distributions shall be made in cash or Shares or a combination thereof as determined by the Trustees. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with the Bylaws.

Redemptions and Repurchases

     Section 2. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of any certificate for the Shares to be purchased, a proper instrument of transfer and a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares, or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as next determined in accordance with the Bylaws. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange is closed for other than customary weekends or holidays, or, if permitted by rules of the Securities and Exchange Commission, during periods when trading on the Exchange is restricted or during any emergency which makes it impractical for the Trust to dispose of its investments or to determine fairly the value of its net assets, or during any other period permitted by order of the

Securities and Exchange Commission for the protection of investors, such obligation may be suspended or postponed by the Trustees. The Trust may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

Redemptions at the Option of the Trust

     Section 3. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as determined in accordance with the Bylaws: (i) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees as set forth in the Prospectus from time to time; or (ii) to the extent that such Shareholder owns Shares of a particular series or class of Shares equal to or in excess of a percentage of the outstanding Shares of that series or class determined from time to time by the Trustees; or (iii) to the extent that such Shareholder owns Shares of the Trust representing a percentage equal to or in excess of such percentage of the aggregate number of outstanding Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees.

                                   ARTICLE VII
              Compensation and Limitation of Liability of Trustees

Compensation

     Section 1. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking, underwriting, brokerage or other services and payment for the same by the Trust.

Limitation of Liability

     Section 2. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

                                  ARTICLE VIII
                                 Indemnification

Trustees, Officers, etc.

     Section 1. The Bylaws may include provisions whereby the Trust may provide indemnity to its Trustees and officers, including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (each such Trustee, officer or person hereinafter referred to as a "Covered Person"), against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person. Any indemnity provided to Covered Persons by the Bylaws may, if the Bylaws so provide, be in addition to any other indemnity to which such persons may be entitled by law, contract or otherwise.

                                   ARTICLE IX
                                  Miscellaneous

Trustees, Shareholders, etc. Not Personally Liable; Notice

     Section 1. All persons extending credit to, contracting with or having any claim against the Trust or a particular series of Shares shall look only to the assets of the Trust or the assets of that particular series of Shares for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

     Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustee or Trustees or officer or officers or Shareholder or Shareholders individually.

Shareholders

     Section 2. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder of the Trust or of a particular series or class and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the series (or attributable to the class) of which he or she is a Shareholder or former Shareholder to be held harmless from and indemnified against all loss and expense arising from such liability.

Trustee's Good Faith Action, Expert Advice, No Bond or Surety

     Section 3. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Liability of Third Persons Dealing with Trustees

     Section 4. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Duration and Termination of Trust

     Section 5. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of Shareholders holding at least 66-2/3% of the Shares entitled to vote or by the Trustees by written notice to the Shareholders. Any series or class of Shares may be terminated at any time by vote of Shareholders holding at least 66-2/3% of the Shares of such series or class entitled to vote or by the Trustees by written notice to the Shareholders of such series or class, as the case may be.

     Upon termination of the Trust or of any one or more series or classes of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated of the Trust or of the particular series or class as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the series involved, ratably according to the number of Shares of such series held by the several Shareholders of such series on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of any series of Shares of the Trust, provided that any distribution to the Shareholders of a particular class of any series of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them.

Derivative and Class Actions

     Section 6. No Shareholder shall bring or maintain any action, proceeding or claim derivatively or as a class action on behalf of the Trust or the Shareholders unless approved by the Trustees and, to the same extent required as to stockholders of a Massachusetts business corporation, by the Shareholders. A Trustee who is not an "interested person" of the Trust, as defined in the 1940 Act, shall not be disqualified from acting on such matter by reason of such Trustee's service as a director or trustee of one or more other registered investment companies having the same Manager or distributor.

Filing of Copies, References, Headings

     Section 7. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of State of The Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Reorganizations

     Section 8. The Trust, or any one or more series or "sub-trusts" of the Trust, may, either as the successor, survivor, or non-survivor, (1) consolidate or merge with one or more other trusts, series, sub-trusts, partnerships, limited liability companies, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, to form a consolidated or merged trust, series, sub-trust, partnership, limited liability company, association or corporation under the laws of which any one of the constituent entities is organized, with the Trust to be the survivor or non-survivor of such consolidation or merger or (2) transfer a substantial portion of its assets to one or more other trusts, series, sub-trusts, partnerships, limited liability companies, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, or have one or more such trusts, series, sub-trusts, partnerships, limited liability companies, associations or corporations transfer a substantial portion of its assets to it, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in an agreement and plan of reorganization authorized and approved by the Trustees and entered into by the Trust, or one or more series, as the case may be, in connection therewith. Subject to applicable law, any such consolidation, merger or transfer may be authorized by vote of a majority of the Trustees then in office without the approval of shareholders of the Trust or relevant series.

Applicable Law

     Section 9. This Declaration of Trust is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Amendments

     Section 10. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time, so long as such amendment does not have a material adverse effect on the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees). Any amendment to this Declaration of Trust that does have a material adverse effect on the rights of Shareholders may be adopted at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of such Trustees) when authorized to do so by a vote of Shareholders holding a majority of Shares entitled to vote. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal in the City of Boston, Massachusetts for himself and his assigns, as of the day and year first above written.


                                                  /s/ Ralph F. Verni
                                                  --------------------------
(SEAL)                                            Ralph F. Verni, Trustee

Trust Address:                                    Business Address:
c/o State Street Research &                       c/o State Street Research &
  Management Company                                Management Company
One Financial Center                              One Financial Center
Boston, MA 02111                                  Boston, MA 02111




                        THE COMMONWEALTH OF MASSACHUSETTS


March 3, 1999


     Then personally appeared the above-named Trustee of State Street Research Institutional Funds and acknowledged the foregoing instrument to be his free act and deed, before me,


                                                  /s/ Amy L. Simmons
                                                  ---------------------------
                                                  Notary Public
                                                  My commission expires:

                                   SCHEDULE I
                                   ----------

                  State Street Research Core Fixed Income Fund
                State Street Research Core Plus Fixed Income Fund State Street Research Core Large Cap Growth Fund
                   State Street Research Large Cap Growth Fund